Exhibit 10.22

Execution Copy

AMENDMENT NO. 2 TO
ASSET PURCHASE AGREEMENT

This Amendment No. 2 to Asset Purchase Agreement (this “Second Amendment”), effective as of February 8, 2021 (the “Second Amendment Effective Date”), is entered into by and among Fusion Pharmaceuticals, Inc., a Canadian federal corporation with its principal place of business at 270 Longwood Road S., Hamilton, Ontario L8P 0A6 (“Purchaser”); Rainier Therapeutics, Inc., a Delaware corporation with its principal place of business at 500 Mercer Street, Suite C202, Seattle, Washington 98109 (“Seller”); and Fortis Advisors LLC, a Delaware limited liability company solely in its capacity as the representative for Seller for certain obligations (“Seller Representative”). Purchaser, Seller, and Seller Representative are referred to herein individually as a “Party” and collectively, as the “Parties”.

WHEREAS, the Parties previously executed that certain Asset Purchase Agreement, dated as of March 10, 2020 and as amended on October 7, 2020 (the “Agreement”); and

WHEREAS, the Parties now desire to amend and restate certain provisions of the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.	Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.
2.	Signing Fee and Preclinical Purchase Price.
a.

Within three (3) business days of the Second Amendment Effective Date, Purchaser will pay to Seller the aggregate of (i) One Million Five Hundred Thousand Dollars ($1,500,000) (the “Signing Fee Second Tranche”, and together with the Signing Fee First Tranche, the “Signing Fee”) and (ii) Two Million Dollars ($2,000,000) (the “Preclinical Purchase Price”).

b.	Clause (a)(ii) of Section 1.02 of the Agreement is hereby deleted and removed from the Agreement in its entirety.
c.	All references in the Agreement to “Signing Fee First Tranche” shall be deleted and replaced with “Signing Fee”.
d.	Clause (A) in the second sentence of Section 7.01 is hereby deleted and restated in its entirety as follows:

“(A) the amount of the Signing Fee Second Tranche actually paid to Seller,”

e.	Section 1.03 of the Agreement is hereby deleted and removed from the Agreement in its entirety.

f.	Clause (B) in the second sentence of Section 7.01 is hereby deleted and restated in its entirety as follows:

“(A) the amount of the Preclinical Purchase Price actually paid to Seller,”

3.	Section 5.01(b) is hereby deleted and removed from the Agreement in its entirety.
4.	The final sentence of Section 5.02 of the Agreement is hereby deleted and removed from the Agreement in its entirety.
5.	Section 5.11 of the Agreement is hereby deleted and removed from the Agreement in its entirety.
6.	Section 8.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 8.01 Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to July 1, 2021 (the “Outside Date”) by:

(a)	mutual consent of the Seller and Purchaser; or
(b)

Purchaser, upon fifteen (15) days’ prior written notice to Seller; provided that such termination will not be effective until Purchaser has delivered an irrevocable notice of termination of the Genentech license to Genentech, Inc., and provided evidence of such notice to Seller.”

7.

Within three (3) business days of the Second Amendment Effective Date, Purchaser shall pay Seller $50,000 for corporate maintenance and attorneys’ fees incurred by Seller in connection with entering this Second Amendment.

8.	Except as amended hereby, the Agreement shall remain in full force and effect.
9.

This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the conflicts of law principles of such state.

10.	This Amendment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

FUSION PHARMACEUTICALS, INC.		RAINIER THERAPEUTICS, INC.
By:	/s/John F. Valliant	Date:	/s/Max Barker
Name:	John F. Valliant, Ph.D.	Name:	Max Barker
Title:	Chief Executive Officer	Title:	President & Secretary
FORTIS ADVISORS LLC
By:	/s/Richard Fink
Name:	Richard Fink
Title:	Managing Director

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